EXHIBIT 10.13
FIRST AMENDMENT TO THE
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
BETWEEN
THE FIRST BANK
AND
MILTON R, COLE, JR.
DATED JANUARY 1, 2020

THIS FIRST AMENDMENT (the “Amendment”) is adopted this 1st day of January 2024, by and between The First Bank, formerly The First, A National Banking Association (the “Bank”) and Milton R. Cole, Jr. (the “Executive”).
The Bank and the Executive are parties to a certain Supplemental Executive Retirement Plan Agreement dated January 1, 2020 (the “Agreement”). The Bank and the Executive now wish to amend the Agreement to increase the Executive’s benefit.
    Now, therefore, the Bank and the Executive agree as follows:
    Article 2, Table A, shall be amended to read as follows:

Distribution Event	Benefit	Timing of Distributions
Separation from Service after age 65	Annual Benefit equal to (i) 50% of Compensation less (ii) any benefits paid under the 2014 SERP	Payment of annual benefit is made in equal monthly installment and begins the first day of the month following Separation from Service Duration: Lifetime Benefit
Article 2, Table B, shall be amended to read as follows:

Distribution Event	Benefit	Timing of Distributions
Separation from Service prior to age 65, other than following a Change in Control	Annual Benefit Equal to the Early Termination Benefit	Payment of annual benefit is made in equal monthly installment and begins the first day of the month following the Executive’s 65th birthday Duration: Lifetime Benefit
Separation from Service (i) prior to age 65 and (ii) following a Change in Control	Annual Benefit equal to the Change in Control Benefit	Payment of annual benefit is made in equal monthly installment and begins the first day of the month following the Executive’s 65th birthday Duration: Lifetime Benefit

The following Table C shall be added to Article 2, immediately following Table B:

Distribution Event	Benefit	Timing of Distributions
Death Prior to Separation from Service	50% of Projected Compensation multiplied by 17, plus $500,000, plus the benefit amount shown on Schedule B	Payment of lump sum benefit to the Beneficiary is made within 60 days following the Executive’s death
Separation from Service after age 65 followed by Executive’s death	50% of Compensation multiplied by 17, plus the benefit amount shown on Schedule B, less the sum of payments previously made under (i) this Agreement and (ii) the 2014 SERP	Payment of lump sum benefit to the Beneficiary is made within 60 days following the Executive’s death
Death (i) after Separation from Service prior to age 65, other than a Separation from Service following a Change in Control and (ii) before age 82	50% of Projected Compensation multiplied by the Vested Percentage multiplied by 17, less the sum of payments previously made under (i) this Agreement and (ii) the 2014 SERP	Payment of lump sum benefit to the Beneficiary is made within 60 days following the Executive’s death
Death (i) after Separation from Service prior to age 65 and following a Change in Control and (ii) before age 82	50% of Projected Compensation multiplied by 17, less the sum of payments previously made under (i) this Agreement and (ii) the 2014 SERP	Payment of lump sum benefit to the Beneficiary is made within 60 days following the Executive’s death
Notwithstanding any of the forgoing, the death benefit under this Table C multiplied by one minus the Bank’s marginal tax rate, cannot exceed the Bank’s Death Proceeds
The following Sections shall be added to the Agreement immediately following Section 3.9:
3.10    “Bank’s Death Proceeds” means (i) the total death benefits received by the Bank on life insurance policies on the life of the Executive, minus (ii) the cash surrender value of those same policies immediately prior to the Executive’s death and minus (iii) the benefit paid to the Executive’s beneficiaries under the Endorsement Split Dollar Insurance Agreement between the Executive and the Bank dated September 15, 2005.
3.11    “Change in Control Benefit” means (i) 50% of Projected Compensation less (ii) $164,110 until the Executive reaches age 80, and 50% of Projected Compensation thereafter.
3.12    “Compensation” means the average of the highest three (3) amounts of base salary and bonus paid to the Executive by the Bank in any year of the Executive’s employment.

3.13    “Early Termination Benefit” means (i) 50% of Projected Compensation multiplied by the Vested Percentage less (ii) the Projected Annualized 2014 SERP Benefit until the Executive reaches age 80, and 50% of Projected Compensation multiplied by the Vested Percentage thereafter.
3.14    “Projected Annualized 2014 SERP Benefit” means the projected annuitized benefit from the 2014 SERP. This projected benefit is the annual benefit amount which would fully amortize the lump sum benefit from the 2014 SERP, with interest credited on that amount at the discount rate used by the Bank to determine the Accrued Liability Balance at the time of Separation from Service, from the date of Separation from Service until the completion of the assumed 180 monthly installments beginning at age 65.
3.15    “Projected Compensation” means Compensation increased by five percent (5%) annually from Separation from Service, Change in Control or the Executive's death until the date the Executive would have reached age sixty-five (65).
3.16    “2014 SERP” means the Supplemental Executive Retirement Plan Agreement between the Bank and the Executive dated May 15, 2014, as amended.
3.17    “Vested Percentage” means 1.205% per completed month of service from the Effective Date of the Agreement and continuing until a Separation from Service occurs, not to exceed 100%, as shown on Schedule A.
The Bank and the Executive intend that the Agreement and this Amendment comply with the provisions of Code Section 409A to prevent the inclusion in gross income of any amounts deferred hereunder in a taxable year prior to the year in which amounts are actually paid. The Agreement and this Amendment shall be construed, administered and governed in a manner that affects such intent, and the neither the Bank nor the Executive shall take any action that would be inconsistent therewith.

IN WITNESS WHEREOF, the Executive and a duly authorized representative of the Bank have signed this Amendment.

Executive	Bank

____________________________________________	By: ________________________________________

Title: ______________________________________

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
Schedule A

Date of Separation from Service	Vested Percentage
January 1, 2024 to January 31, 2024	57.840%
February 1, 2024 to February 29 2024	59.045%
March 1, 2024 to March 31, 2024	60.250%
April 1, 2024 to April 30, 2024	61.455%
May 1, 2024 to May 31, 2024	62.660%
June 1, 2024 to June 30, 2024	63.865%
July 1, 2024 to July 31, 2024	65.070%
August 1, 2024 to August 31, 2024	66.275%
September 1, 2024 to September 30, 2024	67.480%
October 1, 2024 to October 31, 2024	68.685%
November 1, 2024 to November 30, 2024	69.890%
December 1, 2024 to December 31, 2024	71.095%
January 1, 2025 to January 31, 2025	72.300%
February 1, 2025 to February 28, 2025	73.505%
March 1, 2025 to March 31, 2025	74.710%
April 1, 2025 to April 30, 2025	75.915%
May 1, 2025 to May 31, 2025	77.120%
June 1, 2025 to June 30, 2025	78.325%
July 1, 2025 to July 31, 2025	79.530%
August 1, 2025 to August 31, 2025	80.735%
September 1, 2025 to September 30, 2025	81.940%
October 1, 2025 to October 31, 2025	83.145%
November 1, 2025 to November 30, 2025	84.350%
December 1, 2025 to December 31, 2025	85.555%
January 1, 2026 to January 31, 2026	86.760%
February 1, 2026 to February 28, 2026	87.965%
March 1, 2026 to March 31, 2026	89.170%
April 1, 2026 to April 30, 2026	90.375%
May 1, 2026 to May 31, 2026	91.580%
June 1, 2026 to June 30, 2026	92.785%
July 1, 2026 to July 31, 2026	93.990%
August 1, 2026 to August 31, 2026	95.195%
September 1, 2026 to September 30, 2026	96.400%
October 1, 2026 to October 31, 2026	97.605%
November 1, 2026 to November 14, 2026	98.810%
On or After November 15, 2026	100%

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN AGREEMENT
Schedule B

Executive’s age at death	Benefit Amount
64 or younger	$0
65 or 66	$450,000
67 or 68	$400,000
69 or 70	$350,000
71 or 72	$300,000
73 or 74	$250,000
75 or 76	$200,000
77 or 78	$150,000
79 or 80	$100,000
81 or older	$50,000